UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 21, 2018

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On January 21, 2018, in connection with the Exclusive Distribution and Licensing Agreement between Resdevco Research and Development Ltd. (“Resdevco”) and Wize Pharma Ltd. (“Wize Israel”) (and thereafter, with OcuWize Ltd. (“OcuWize”)), dated as of May 1, 2015 (as amended and supplemented thereafter, the “LO2A License Agreement”), Resdevco provided a notice to Wize Israel and OcuWize agreeing to postpone Wize Israel’s minimum royalty payment obligation of $150,000 with respect to the United States pursuant to the LO2A License Agreement (the “2018 Payment”) from January 1, 2018 to July 29, 2018, provided that Resdevco would be entitled to offset any amounts owed by Resdevco to Wize Israel against the 2018 Payment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: January 25, 2018	By:	/s/ Or Eisenberg
Name: Or Eisenberg
Title: Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

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